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EXHIBIT 99.1

CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS

        I hereby consent to being named as a nominee to the Board of Directors of Cowen Group, Inc. in the Registration Statement on Form S-1 of Cowen Group, Inc., and any amendments thereto.

/s/ Charles W.B. Wardell III Name: Charles W.B. Wardell III

Date: June 12, 2006

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CONSENT OF NOMINEE TO THE BOARD OF DIRECTORS